SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[ X ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


        Ethika Corporaton (formerly known as Dixie National Corporation)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               ETHIKA CORPORATION
                            107 The Executive Center
                    Hilton Head Island, South Carolina 29928

                                 PROXY STATEMENT
                     For the Special Meeting of Shareholders
                      To be Held Friday, February 27, 1998

                                  SOLICITATION

The enclosed Proxy is being solicited by the Board of Directors of Ethika Corporation ("Corporation") for use at the Special Meeting of Shareholders of the Corporation to be held at The Sheraton Denver West Hotel, 360 Union Boulevard, Lakewood, Colorado, 80228 on Friday, February 27, 1998 at 10 a.m. (Mountain) and any adjournment or postponement thereof. Shareholders may revoke their Proxy by written notice to the Corporation at any time prior to the exercise thereof or by attendance at the meeting and voting their shares in person. The solicitation will be primarily by mail but may also be by telephone, telegraph, or oral communications by Officers or regular employees. The cost of soliciting Proxies will be borne by the Corporation. The term "Corporation," as used herein, includes the Corporation and the Corporation's subsidiaries as the context indicates. This Proxy Statement and accompanying Proxy Card are being mailed to Shareholders on or about February 10, 1998.

Shares represented by a properly executed and returned Proxy Card will be voted at the Special Meeting in accordance with the instructions indicated thereon, or if no instructions are indicated, the Proxy will be voted FOR amendment of the Articles of Incorporation changing the par value of common stock to zero and to establish a class of preferred stock; FOR authorization of a 22.5 for 1 reverse stock split; FOR re-domicile the Corporation to Nevada; FOR the ratification of the acquisition of North American Digicom Corporation and its subsequent name change from Ethika Corporation to North American Digicom Corporation; and FOR the Board of Directors to consist of eight members and the election of the eight nominees of the Board of Directors to serve as Directors of the Corporation.

                                VOTING SECURITIES

Shareholders of record at the close of business on January 19, 1998 will be entitled to Notice of and to vote at the Special Meeting. On January 19, 1998 there were 20,455,725 shares of common stock of the Corporation outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote per share on each matter submitted to a vote at the Special Meeting except with respect to the election of Directors, in which Shareholders have cumulative voting rights. Cumulative voting means that each Shareholder will be entitled to cast as many votes as he or she has shares of common stock multiplied by the number of Directors to be elected, and all such votes may be cast for a single nominee or may be distributed among the Directors to be voted for as he/she sees fit. To exercise cumulative voting rights by Proxy, a Shareholder must clearly designate the number of votes to be cast for any given nominee.

The presence in person or by Proxy of a majority of the outstanding shares shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions are considered as a vote against any matter other than the election of Directors as to which a Shareholder may vote for a nominee or withhold authority to vote. "Broker non-votes" which occur when brokers are not permitted to exercise discretionary voting authority for beneficial owners who have not provided any voting instructions, are not counted for quorum purposes or any vote. To the extent that voting instructions are provided to brokers as to any proposal, the shares will be counted for purposes of determining a quorum and the outcome of the vote. The Chairman of the Board of the Corporation will appoint two inspectors of election. The inspectors will take charge of, and will count the votes and ballots cast at the Special Meeting and will make a written report on their determination.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth pertinent information as to the beneficial ownership of the Corporation's common stock as of January 19, 1998 of persons known by the Corporation to be holders of 5% or more of the outstanding common stock. Information as to the number of shares beneficially owned has been furnished by the persons named in the table and by reference to documents filed with the Securities and Exchange Commission by holders of 5% or more of such common stock.

                                        Shares
   Name and Address                 Beneficially             Percent
   Of Beneficial Owner                  Owned               of Class
   -------------------                  -----               --------
   Alfred Peeper                          0 (1)                 0%
   Calle Hamburg 22
   Benidorm, Spain ALC
   03500

   Argere Holdings, S.A.            420,000 (1)               1.9%
   18 Boulevard Royal
   L-2449 Luxembourg

   Eur-Am B.V.                      461,100 (1)               2.1%
   Calle Hamburg 22
   Benidorm, Spain ALC
   03500

   La Roche Holdings, S.A.          902,500 (1)               4.1%
   18 Boulevard Royal
   L-2449 Luxembourg

   La Salle Investment, Ltd.      7,997,929 (1)              36.1%
   35 Rue De Bains
   Geneva, Switzerland
   1205

   Rial Equity Group, S.A.          600,000 (1)               2.7%
   C/o SAGEM
   35 Rue De Bains
   Geneva, Switzerland
   1205

   Directors and Officers            25,000                    *
   As a Group

*     Less than 1%.

(1) Alfred Peeper is an investment manager headquartered and operating in Benidorm, Spain. Mr. Peeper holds a power of attorney for each Reporting Person which gives him authority to purchase, sell, and exercise all voting rights relating to each "Group Member." This Reporting Person represents 51% of the total outstanding shares of Ethika common stock.

Security Ownership of Management

The following table sets forth information as to the beneficial ownership of the Corporation's common stock as of January 31, 1998, by each Director, nominee; Executive Officer named in the Summary Compensation Table and by all DirectorsAnd Executive Officers as a group.

                                           Shares
          Name of                       Beneficially        Percent
     Beneficial Owner                    Owned  (1)        of Class
     ----------------                    -----  ---        --------
    Russell C. Burk                         None               0%

    Dennis Brovarone                        None               0%

    Jeffrey Evensen                         None               0%

    Philip F. Grey                          None               0%

    W. Craig Nelson                         None               0%

    Dennis P. Nielsen                       None               0%

    William Peterson                        None               0%

    Directors, nominees, and
    Executive  Officers as a
    group (8 persons)(2)                  25,000               *


(1) Current Board Members who have no outstanding shares of Ethika common stock. See Item III for post acquisition share ownership.

(2)  Includes  shares  issueable  upon  exercise  of  vested  stock  options.

     *    Represents less than 1%.


I.   APPROVE AMENDMENTS TO ARTICLES OF INCORPORATION

The Board of Directors recommends that the Shareholders vote for amendments to the Articles of Incorporation affecting the capital stock of the Corporation by the following:

a) Change the par value of all authorized shares of Ethika common stock to no par value.

b) Establish as class of 10,000,000 shares of preferred stock, issuable in series whose rights and preferences may be set by the Board of Directors prior to issuance.

The principal purpose for the recommended amendments is to give the Corporation greater flexibility in its financial affairs by eliminating the need to record a discount on common stock when stock is issued or sold, and by making available a different class of stock that may be used at such times as the Board of Directors considers appropriate whether in public or private offerings or in conjunction with merger and acquisitions or otherwise. The Corporation's
Shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, and the rules and policies applicable to the Nasdaq National Stock Market.

The move of the domicile of the Corporation to Nevada is also being requested at this time.

Vote Required for Approval

A favorable vote of a majority of those shares voting in person or by Proxy is required to approve the amendments to the Articles of Incorporation. The Board recommends that you vote FOR the amendments to the Articles of Incorporation.

II.  AUTHORIZATION OF REVERSE SPLIT

Authorize a reverse split of the outstanding shares of Ethika common stock, one new share for every twenty-two and one-half (22.5) currently outstanding shares, with each fractional share rounded to the next whole share, and each Shareholders' total share position rounded up to the next whole multiple of fifty (50). Vote Required for Approval

A favorable vote of a majority of those shares voting in person or by Proxy is required to approve the Authorization of a Reverse Split. The Board recommends that you vote FOR the Authorization of a Reverse Split.

III. RATIFICATION  OF  ACQUISITION  OF  NORTH  AMERICAN
     DIGICOM CORPORATION

On January 27, 1998 the Ethika Board of Directors unanimously approved the acquisition through a reverse merger of 100% of the outstanding common stock of North American Digicom Corporation (NAD) to be completed on or before March 6, 1998.

NAD is a privately held corporation headquartered in Lakewood, Colorado. It was incorporated as a Colorado corporation on December 27, 1995. The company was initially formed to explore potential opportunities with, and arising from, the deregulation of the telecommunications industry. Since inception, the company has grown through internally generated sources as well as acquisitions in the areas of Pre-paid calling cards, Stand-alone travel cards, United Online internet provider, kidZtime TV violence-free television programming, and kidZtime Challenge program.

At closing of this transaction, the Shareholders of NAD will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for every four (4) shares of NAD stock. At the conclusion of this transaction, current Shareholders of NAD will receive approximately 19.6 million post-split shares of Ethika representing approximately 95% of the then-outstanding shares and will be in control of the Corporation. Five of the nominees for the Board of Directors are full-time Officers of NAD. Upon ratification of the transaction, the name of Ethika Corporation will be changed to North American Digicom Corporation.

The following table sets forth information as to the beneficial ownership of the Corporation's common stock as it will exist if the acquisition of NAD is approved, for each Director, and nominee.

                                 Shares
          Name of             Beneficially         Percent
     Beneficial Owner            Owned             of Class
     ----------------            -----             --------
    Russell C. Burk                 None                0%
    Dennis Brovarone                None                0%
    Jeffrey Evensen              750,000              3.7%
    Philip F. Grey             2,250,000             11.0%
    Wayne Johnson              2,250,000             11.0%
    W. Craig Nelson              463,161              2.3%
    William Peterson             463,161              2.3%
    Louis C. Scott             1,875,000              9.1%

Vote Required for Approval

A favorable vote of a majority of those shares voting in person or by Proxy is required to approve the transaction with North American Digicom Corporation and to change the name of Ethika Corporation to North American Digicom Corporation. The Board recommends that you vote FOR the completion of the transaction with North American Digicom Corporation.

IV.  ELECTION OF DIRECTORS

In addition to establishing the minimum and maximum number of Directors, Article III, Section 6 of the Bylaws of the Corporation also provides that the number of Directors shall be fixed annually by the Shareholders at each Annual or Special Meeting. The Board of Directors recommends that the Board of Directors of the Corporation for the ensuing year consist of eight Directors and further recommends the election of the nominees listed below. Each Director to hold office until the next Annual or Special Meeting of Shareholders or until his/her successor shall be duly elected and qualified. Shareholders may also nominate candidates for Director at any Meeting of Shareholders at which Directors are to be elected. Proxies will not be voted for more than eight nominees.

Six nominees are members of the present Board and were elected thereto by the Board of Directors at Special Board of Directors' Meetings held on December 12, 1997 and January 27, 1998 to serve out the unexpired terms of resigning Directors. Management has no reason to believe that any substitute nominee or nominees will be required.

The following table indicates the age; year first elected a Director, and principal occupation or employment for the past five years of each nominee. In addition, the table also indicates any Committee of the Board of Directors of the Corporation on which the nominee serves.

DENNIS BROVARONE         Mr.  Brovarone,  42, has been practicing  corporate and
                         securities  law since  1986 and as a sole  practitioner
                         since  1990.  He was  elected to the Board in  December
                         1997  and is  Chairman  of the  Corporation's  Board of
                         Directors.  Mr.  Brovarone  also  serves  as  President
                         Pro-tem and Chairman of the Executive Committee.  Prior
                         to 1990, Mr.  Brovarone  served as in- house counsel to
                         R.B. Marich,  Inc.; a Denver,  Colorado based brokerage
                         firm. Mr. Brovarone also serves as President (Chairman)
                         of the Board of  Directors  of The  Community  Involved
                         Charter  School,  a four-  year old K-12  independently
                         chartered public school located in Lakewood,  Colorado.
                         He also  serves as a  Director  of  Innovative  Medical
                         Services in San Diego, California.

RUSSELL C. BURK          Mr. Burk, 40, has been practicing  corporate securities
                         law since 1990 and as a sole  practitioner  since 1997.
                         He was elected to the Board in December 1997. From 1993
                         to 1997, Mr. Burk was Vice  President,  General Counsel
                         for RAF Financial Corporation, Denver, Co.

JEFFREY J. EVENSEN       Mr.  Evensen,  52,  is  Chairman  of the Board of North
                         American Digicom  Corporation.  Since 1996, he has been
                         self-employed as a consultant in the areas of strategic
                         business  planning for several  corporations  including
                         World City  Corp.,  New York,  Storyline  Concepts  and
                         Automated Artist, both located in Orlando,  Florida. In
                         1995  and  1996,  Mr.  Evensen  was  Vice  Chairman  of
                         Interactive  Visions.  He served in various  capacities
                         with The Walt  Disney  Company  from 1992 to 1995.  His
                         most recent  position with The Walt Disney  Company was
                         Vice President of Marketing and Strategic Planning.

PHILIP F. GREY           Mr. Grey, 45, has served as President,  Chief Executive
                         Officer,   and  Director  of  North  American   Digicom
                         Corporation  since its  inception in December  1995. He
                         also serves as Chairman of the Board of United  Online,
                         a wholly owned  subsidiary  of Digicom.  Since 1994 Mr.
                         Grey  has  served  as  President  and  CEO  of  Premier
                         Financial  Services,  Inc.,  a  Denver,  Colorado-based
                         business  consulting  firm.  Since  1991,  Mr. Grey has
                         served  as  President   and  CEO  of  Phillips   Energy
                         Corporation.

WAYNE JOHNSON            Mr.  Johnson,   40,  is  Chief  Operating   Officer  of
                         technical/delivery  systems  and a  Director  of  North
                         American Digicom Corporation. He has served as Director
                         of  Engineering  for Key  Communications  Group and was
                         Director  of  Installation  at  International   Network
                         Solutions.   Mr.   Johnson   has  owned  and   operated
                         International Communications Consultants, Inc.

W. CRAIG NELSON          Mr.  Nelson,  53,  has  served  as  Director  and  Vice
                         President  of  Special   Projects  for  North  American
                         Digicom  Corporation  since  October  1997.  In 1996 he
                         served as  Controller  of Capital  Funding &  Financial
                         Group;  President of kidZtime TV Management Group, Inc.
                         Prior to joining  NAD, he was  President  of  Community
                         Interlink Corporation.

WILLIAM D. PETERSON,     Mr.  Peterson,  49,  has served as  Director  and House
ESQ.                     Counsel of North  American  Digicom  Corporation  since
                         October  1997.  From  August  1996 he  served  as House
                         Counsel for  kidZtime  TV, Inc.  and Capital  Funding &
                         Financial  Group,  Inc. He also serves as President and
                         sole owner of William D. Peterson, P.C., and a Colorado
                         law firm engaged in private practice for commercial and
                         civil litigation.

LOUIS C. SCOTTI          Mr.  Scotti,  42,  has been  Chief  Financial  Officer,
                         Treasurer,  and a Director  of North  American  Digicom
                         Corporation since 1996. He also serves as President and
                         Chief Executive Officer of kidZtime TV, Inc. Mr. Scotti
                         served  as  President  and  Managing  Director  of  the
                         Prometheus  Group.  From  1992  to 1995  he  served  as
                         President of Carcharodon Acquisitions, Inc.

During fiscal year 1997, the Board of Directors of the Corporation held 13 meetings. Each member of the Board of Directors attended at least 85% of the meetings of the Board and appropriate Committee meetings.

All Committees of the Board are appointed by the Chairman of the Board and ratified by the Board of Directors. Committees of the Board of Directors consist of the following:

(1) Audit and Compliance Committee - Reviews audit plans, controls, and the Annual Report of the Corporation with independent auditors. Monitors regulatory compliance activities of the Corporation. During fiscal year 1997, the Audit and Compliance Committee held two meetings.

(2) Executive Committee - Subject to statutory limitations, has concurrent authority of the Board of Directors. During fiscal year 1997, the Executive Committee of the Corporation held no meetings.

(3) Nominating and Stockholder Relations Committee Serves as screening and nominating committee for Board of Directors and monitors Shareholder relations activities of the Corporation. A nominee for the Board of
    Directors recommended by a Shareholder should be submitted to this Committee. During fiscal year 1997, the Nominating and Stockholder Committee held two meetings.

(4) Personnel and Compensation Committee - Reviews and approves compensation for all Corporate Officers and employee benefit plans of the Corporation. During fiscal year 1997, the Personnel and Compensation Committee held two meetings.

(5) The Finance and Business Strategy Committee Reviews and approves financial reports of the Corporation and its operations. The Committee also reviews Management recommendations related to business strategies and acquisition proposals. During fiscal year 1997, the Finance and Business Strategy Committee held two meetings.

Directors' Compensation

Directors who are not employees of the Corporation are paid a monthly base fee of $400 and receive $250 per day per meeting attended. At the July 31, 1997 Board Meeting, the Directors approved the suspension of the monthly retainer fee of $400 and its subsequent reinstatement on March 31, 1998.

As a group, the previous six non-employee Directors of the Corporation were paid $27,550 during fiscal year 1997. The current Directors received no compensation during fiscal year 1997.

The Corporation was the subject of an investigation by the Securities and Exchange Commission ("SEC") which was resolved by means of a settlement. Pursuant to the settlement on March 9, 1994, the United States District Court for the District of Columbia entered final judgments of permanent injunction against the Corporation and Robert B. Neal, a former Director and former President of the Corporation. The judgments were entered on the basis of a complaint filed by the SEC. The Corporation and Mr. Neal each consented to the entry of final judgments of permanent injunction without admitting or denying the allegations contained in the SEC's complaint. The final judgments to which the Corporation and Mr. Neal consented enjoin them from violating or aiding and abetting future violations of sections of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and certain rules thereunder.

Executive Officers

                                              Executive Officer
       Name                          Age              Since
       ----                          ---              -----
   Dennis Brovarone,                 42              1997
   Esq.
   Chairman, Chief
   Executive Officer,
   and President Pro
   tem

   David E. Williams                 48              1996
   Senior Vice
   President,
   Secretary,
   Treasurer, Chief
   Financial Officer,
   and Chief Operating
   Officer

Vote Required for Election

Fixing the number of Directors at eight requires a favorable vote of a majority of those shares voting in person or by Proxy. The eight nominees receiving the highest number of votes shall be elected to the Board.

The Board recommends that you vote FOR a Board consisting of eight Directors and FOR the election of each of the eight nominees to be Directors of the Corporation.

       EXECUTIVE COMPENSATION AND RELATED INFORMATION

                           Summary Compensation Table

The following Summary Compensation Table sets forth for each of the last three years ended December 31, 1997, information concerning the total compensation paid or awarded to the Corporation's Chief Executive Officer for services rendered in all capacities to the Corporation and its subsidiaries. The total compensation of none of the Corporation's Officers exceeded $100,000 in 1997.

                                                                         Long-term
                                                                        Compensation
                                                                    --------------------
                                                 Annual             Number of      All
    Name and                                  Compensation          Securities    Other
    Principal                          ------------------------     Underlying   Compen-
    Position                Year           Salary         Bonus     Options      sation
    --------                ----           ------         -----     -------      ------
   S.L. Reed, Jr.           1997          $36,000           $0       50,000        $0
   Chairman and CEO           (2)

                            1996          $36,000           $0       50,000        $0
                            1995          $25,346           $0       50,000        $0
                              (1)

   Dennis Brovarone         1997          $     0           $0            0        $0
   Chairman and CEO           (3)

(1)  Commenced employment January 1995
(2)  Resigned as Chairman and Director in December 1997 and CEO in January 1998
(3) Joined the Board and elected Chairman in December 1997. Appointed CEO in January 1998. Mr. Brovarone receives a fee of $5,000 per month starting January 1998 as compensation for his services.

0ption Grants in 1997

The following table sets forth information concerning options to purchase shares of common stock which were granted during 1997 to the individuals named in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------------------------
                           Number of          % of Total
                          Securities       Options Granted
                          Underlying       to Employees in     Exercise     Expiration
        Name           Options Granted       Fiscal Year        Price          Date           5%           10%
        ----           ---------------       -----------        -----          ----           --           ---
S.L. Reed, Jr.            50,000 (1)             40%             $0.42         05/05/05      $48,052       $76,515

(1) These options would have begun vesting on May 30, 1998 at the rate of 20% per year for five years, however, this option was accelerated in accordance with the provisions of the Stock Option Plan since Mr. Reed's resignation was requested in conjunction with the settlement of the "Peeper Group" lawsuit. (See Certain Relationships and Related Transactions below for additional information).

Fiscal Year End Option Value Table

The following table sets forth information as of December 31, 1997 concerning the unexercised options held by Officers named in the Summary Compensation Table, none of whom exercised options in 1997. Options are "in-the-money" when the fair market of underlying common stock exceeds the exercise price of the option. The closing price of common stock on December 31, 1997 was $0.19 per share.

                        Number of Securities Underlying         Value of Unexercised In-the-Money
                      Unexercised Options at December 31,                  Options at
       Name                           1996                              December 31, 1996
-------------------- --------------------------------------- ----------------------------------------
                     Exercisable         Unexercisable       Exercisable          Unexercisable
                     -----------         -------------       -----------          -------------
S.L. Reed, Jr.         150,000                0                  None                 None

Certain Relationships and Related Transactions

On June 10, 1997 the Corporation acquired Legislative Information Systems Corporation (LIS) in a business combination accounted for as a pooling of interests. LIS became a wholly owned subsidiary of the Corporation through the exchange of 1,123,433 shares ($616,203) of the Corporation's common stock for all of the outstanding stock of LIS. Mr. Don Withrow, who was a 55% owner of LIS, received 617,888 shares of Ethika common stock. In addition, Mr. Withrow entered into a one-year employment contract at an annual salary of $80,000 plus bonus based upon performance. LIS is an electronic publishing company located in Annandale, Virginia specializing in federal aviation regulations, banking regulations, and custom service contracts.

Ethika Corporation, in conjunction with settlement of a lawsuit filed in the United States District Court for the Southern District of Mississippi, Jackson Division, styled EURAM, B.V., Peeper, et al. vs. Ethika by certain plaintiffs against Ethika and its thenChairman, S.L. Reed, Jr., entered into a Subscription Agreement for the sale of 7,000,000 shares of its unregistered common stock to LaSalle Investment, Ltd., a party to the lawsuit for $0.09 per share. The
Schedule 13-D filed with the SEC indicates that beneficial ownership of the "Reporting Persons" increased to 51% as a result of this transaction resulting in change of control of Ethika Corporation.

On January 8, 1998 the Corporation entered into a Letter of Intent to acquire in a reverse merger 100% of the outstanding common stock of NAD. (See Item III for additional information). On January 27, 1998 the parties executed a Definitive Agreement to accomplish the acquisition on or before March 6, 1998.

At closing, the shareholders of NAD will exchange their common stock for Ethika common stock at the rate of three (3) shares of Ethika common stock for every four (4) shares of NAD stock. The NAD shareholders will receive approximately
19.6 million post-split shares of Ethika, which will represent approximately 95% of the then-outstanding shares.

NAD is a mass  communications  company  which  integrates  retail and  wholesale long-distance  services including  nationwide  internet services,  prepaid phone cards through its wholly-owned subsidiary, United Online, violence-free television programming distributed nationwide through its wholly-owned subsidiary, kidZtime TV, Inc., and other telecommunications services under one umbrella utilizing the most current technology in providing services to its customers.

                              SHAREHOLDER PROPOSALS

Any Shareholder desiring to have a proposal considered for inclusion in the Proxy Statement to be distributed in connection with the Corporation's 1998 Annual Meeting is requested to submit such proposal in writing to the Corporation, Attention: Corporate Secretary, no later than March 31, 1998.

IV.  OTHER MATTERS

The Management of the Corporation knows of no other matters, which may come before the Meeting except for the approval of the Minutes of the last Annual Meeting of Shareholders.

Copies of the Corporation's Annual Report for the year ended December 31, 1996 containing audited financial statements together with Forms 10-Q for the periods ending March 31, June 30, and September 31, 1997 and Form 8K filed by the Corporation on December 12, 1997 were mailed to all Shareholders of record as of January 19, 1998. The audit being conducted by our independent auditors, Price
Waterhouse, LLP, for the year ended December 31, 1997 is currently being conducted with anticipated completion on or about March 31, 1998.

Please date, sign, and return the enclosed Proxy Card to the Corporation promptly.



February 10, 1998
David E. Williams
Secretary